Exhibit 99.1

NEWS RELEASE

AbCellera Reports Q3 2022 Business Results

11/08/2022

•	Total revenue of $101 million, compared to $6 million in Q3 2021
•	Four program starts in the quarter, bringing cumulative total to 92, up 33% from Q3 2021
•	Net earnings of $0.09 per share on a basic and $0.08 on a diluted basis, compared to a net loss of ($0.08) per share (basic and diluted) in Q3 2021

VANCOUVER, British Columbia, November 8, 2022 -- AbCellera (Nasdaq: ABCL), a technology company with a centralized operating system for next-generation antibody discovery, today announced financial results for the third quarter of 2022. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“At AbCellera’s 10-year anniversary, we find ourselves in a remarkable competitive position, having scaled to a global company of nearly 500 employees and equipped with what is increasingly recognized as the industry’s leading engine for antibody discovery and development,” said Carl Hansen, Ph.D., founder, and CEO of AbCellera. “Looking forward, our strong cash position will allow us to continue executing on our strategy to integrate digital and experimental technologies to help deliver therapies to patients with greater speed and precision while also building a large and diversified portfolio of stakes in the next generation of antibody therapies.”

Q3 2022 Business Summary

•	Earned $101.4 million in total revenue.
•	Generated net income of $26.6 million, compared to a net loss of $21.4 million in Q3 2021.
•	Programs under contract remain unchanged at a cumulative total of 164 programs under contract with 38 different partners.
•	Started discovery on four programs, bringing the cumulative number of program starts to 92.
•	Reporting the advancement of an additional molecule to Phase 1 clinical trials, taking the total to seven molecules cumulatively advanced to the clinic.

Key Business Metrics

Cumulative Metrics	September 30, 2021	September 30, 2022	Change %
Number of discovery partners	35	38	9%
Programs under contract	155	164	6%
Program starts	69	92	33%
Molecules in the clinic	5	7	40%

AbCellera maintained a cumulative total of 164 discovery programs throughout Q3 (up from 155 on September 30, 2021), that are either completed, in progress, or under contract with 38 different partners (up from 35 on September 30, 2021). AbCellera started discovery on an additional four programs in Q3 to reach a cumulative total of 92 program starts (up from 69 on September 30, 2021). An AbCellera partner advanced a molecule into Phase 1 clinical trials, bringing the cumulative total to seven molecules in the clinic.

Discussion of Q3 2022 Financial Results

•

Revenue – Total revenue was $101.4 million, compared to $5.5 million in Q3 2021. Royalties associated with bebtelovimab were $93.3 million. The partnership business produced research fees of $7.5 million, compared to $5.1 million in Q3 2021. Milestone payments were $0.4 million and licensing revenue was $0.2 million.

•

Research & Development (R&D) Expenses – R&D expenses were $26.6 million, compared to $17.5 million in Q3 2021, reflecting continuing investments in the capacity and capabilities of AbCellera’s engine for antibody discovery and development.

•	Sales & Marketing (S&M) Expenses – S&M expenses were $3.1 million, compared to $1.2 million in Q3 2021. The increase reflects continued investments in business development.
•	General & Administrative (G&A) Expenses – G&A expenses were $13.8 million, compared to $11.3 million in Q3 2021, with the increase driven by investments to support the growth of the company.
•

Net Earnings – Net earnings were $26.6 million, or $0.09 per share on a basic and $0.08 on a diluted basis, compared to a net loss of $21.4 million, or ($0.08) per share on a basic and diluted basis in Q3 2021.

•	Liquidity – $868 million of cash, cash equivalents, and marketable securities.

Conference Call and Webcast

AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.

AbCellera is a technology company that searches, decodes, and analyzes natural immune systems to find antibodies that its partners can develop into drugs to prevent and treat disease. AbCellera partners with drug developers of all sizes, from large pharmaceutical to small biotechnology companies, empowering them to move quickly, reduce costs, and tackle the toughest problems in drug development. For more information, please visit www.abcellera.com.

Definition of Key Business Metrics

We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops. For example, as our business matures and to the extent programs are discontinued, we anticipate updating these metrics to reflect such changes.

Number of discovery partners represents the unique number of partners with whom we have executed partnership contracts. We view this metric as an indication of the competitiveness of our technology stack and our current level of market penetration. The metric also relates to our opportunities to secure programs under contract.

Programs under contract represent the number of antibody development programs that are under contract for delivery of discovery research activities. A program under contract is counted when a contract is executed with a partner under which we commit to discover antibodies against one selected target. A target is any relevant antigen for which a partner seeks our support in developing binding antibodies. We view this metric as an indication of commercial success and technological competitiveness. It further relates to revenue from technology access fees. The cumulative number of programs under contract with downstream participation is related to our ability to generate future revenue from milestone payments and royalties.

Program starts represent the number of unique programs under contract for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of our operational capacity to execute on programs under contract. It is also an indication of the selection and initiation of discovery projects by our partners and the resulting near-term potential to earn research fees. Cumulatively, program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties in the mid- to long-term.

Molecules in the clinic represent the count of unique molecules for which an Investigational New Drug, or IND, New Animal Drug, or equivalent under other regulatory regimes, application has been approved based on an antibody that was discovered either by us or by a partner using licensed AbCellera technology. Where the date of such application approval is not known to us, the date of the first public announcement of a clinical trial will be used for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

AbCellera Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Source: AbCellera Biologics Inc.

Inquiries

Media: Jessica Yingling, Ph.D.; media@abcellera.com, +1(236) 521-6774
Business Development: Murray McCutcheon, Ph.D.; bd@abcellera.com, +1(604) 559-9005
Investor Relations: Josephine Hellschlienger, Ph.D.; ir@abcellera.com, +1(778) 729-9116

AbCellera Biologics Inc.

Condensed Consolidated Statements of Income (Loss) and

Comprehensive Income (Loss)

(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2022	2021	2022
Revenue:
Research fees	$5,128	$7,508	$14,330	$29,378
Licensing revenue	190	154	20,692	531
Milestone payments	-	400	8,000	400
Royalty revenue	190	93,321	192,850	433,570
Total revenue	5,508	101,383	235,872	463,879
Operating expenses:
Royalty fees	-	15,035	23,622	64,882
Research and development(1)	17,450	26,582	44,853	79,634
Sales and marketing(1)	1,217	3,089	5,086	8,579
General and administrative(1)	11,271	13,792	28,958	42,470
Depreciation and amortization	3,666	5,150	10,493	14,025
Total operating expenses	33,604	63,648	113,012	209,590
Income (loss) from operations	(28,096)	37,735	122,860	254,289
Other (income) expense
Other (income) expense	1,256	(6,702)	595	(7,343)
Grants and incentives	(4,380)	(2,150)	(12,174)	(8,879)
Total other (income)	(3,124)	(8,852)	(11,579)	(16,222)
Net earnings (loss) before income tax	(24,972)	46,587	134,439	270,511
Income tax (recovery) expense	(3,592)	19,963	40,923	82,099
Net earnings (loss)	$(21,380)	$26,624	$93,516	$188,412
Foreign currency translation adjustment	(1,508)	(1,293)	644	(997)
Comprehensive income (loss)	$(22,888)	$25,331	$94,160	$187,415

Net earnings (loss) per share attributable to common shareholders
Basic	$(0.08)	$0.09	$0.34	$0.66
Diluted	$(0.08)	$0.08	$0.29	$0.60
Weighted-average common shares outstanding
Basic	278,933,760	285,322,719	273,642,542	284,639,599
Diluted	278,933,760	315,818,163	323,323,053	314,183,994

(1)	Exclusive of depreciation and amortization

AbCellera Biologics Inc.
Condensed Consolidated Balance Sheet
(All figures in U.S. dollars. Amounts are expressed in thousands except share data)
(Unaudited)

	December 31, 2021	September 30, 2022
Assets
Current assets:
Cash and cash equivalents	$476,142	$371,973
Marketable securities	246,835	496,233
Total cash, cash equivalents, and marketable securities	722,977	868,206
Accounts and accrued receivable	160,576	105,964
Restricted cash	25,000	25,000
Other current assets	21,247	46,499
Total current assets	929,800	1,045,669
Long-term assets:
Property and equipment, net	111,616	200,602
Intangible assets, net	148,392	142,548
Goodwill	47,806	47,806
Investments in and loans to equity accounted investees	50,313	66,718
Other long-term assets	30,642	49,066
Total long-term assets	388,769	506,740
Total assets	$1,318,569	$1,552,409
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other liabilities	$32,017	$25,866
Current portion of contingent consideration payable	22,934	32,531
Income taxes payable	35,683	23,018
Accrued royalties payable	22,506	17,822
Deferred revenue	7,536	6,815
Total current liabilities	120,676	106,052
Long-term liabilities:
Operating lease liability	36,413	71,591
Deferred revenue and grant funding	60,758	62,202
Contingent consideration payable	35,886	25,392
Deferred tax liability	37,370	34,143
Other long-term liabilities	1,733	2,857
Total long-term liabilities	172,160	196,185
Total liabilities	292,836	302,237
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2021 and September 30, 2022: 283,257,104 and 285,761,492 shares issued and outstanding at December 31, 2021 and September 30, 2022, respectively	722,430	730,427
Additional paid-in capital	35,357	64,384
Accumulated other comprehensive income (loss)	280	(717)
Accumulated earnings	267,666	456,078
Total shareholders' equity	1,025,733	1,250,172
Total liabilities and shareholders' equity	$1,318,569	$1,552,409

AbCellera Biologics Inc.
Condensed Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. dollars)
(Unaudited)

	Nine months ended September 30,
	2021	2022
Cash flows from operating activities:
Net income	$93,516	$188,412
Cash flows from operating activities:
Depreciation of property and equipment	3,060	6,212
Amortization of intangible assets	7,432	7,844
Amortization of operating lease right-of-use assets	1,895	3,686
Stock-based compensation	21,608	36,158
Other	(2,379)	3,304
Changes in operating assets and liabilities:
Accounts and accrued research fees receivable	(34,329)	(3,675)
Accrued royalties receivable	194,327	43,966
Income taxes payable	(29,563)	(34,934)
Accounts payable and accrued liabilities	(313)	(1,151)
Deferred revenue	9,051	(4,094)
Accrued royalties payable	(26,548)	(4,684)
Deferred grant revenue	27,324	6,630
Other assets	(3,785)	(1,226)
Net cash provided by operating activities	261,296	246,448
Cash flows from investing activities:
Purchases of property and equipment	(49,022)	(58,330)
Purchase of intangible assets	-	(2,000)
Purchase of marketable securities	(245,314)	(670,430)
Proceeds from marketable securities	9,527	418,238
Receipt of grant funding	9,807	14,100
Acquisitions	(11,457)	-
Long-term investments and other assets	(17,534)	(17,370)
Investment in and loans to equity accounted investees	(27,105)	(19,770)
Net cash used in investing activities	(331,098)	(335,562)
Cash flows from financing activities:
Repayment of long-term debt and contingent consideration	(4,373)	(323)
Proceeds from debt and exercise of stock options	3,653	2,406
Payment of liability for in-licensing agreement	(5,000)	(4,060)
Net cash used in financing activities	(5,720)	(1,977)
Effect of exchange rate changes on cash and cash equivalents	(900)	(9,963)
Decrease in cash and cash equivalents	(76,422)	(101,054)
Cash and cash equivalents and restricted cash, beginning of period	594,116	501,142
Cash and cash equivalents and restricted cash, end of period	$517,694	$400,088
Restricted cash included in other assets	-	3,115
Total cash, cash equivalents and restricted cash shown on the balance sheet	$517,694	$396,973
Supplemental disclosure of non-cash investing and financing activities
Property and equipment in accounts payable	2,224	2,213
Right-of-use assets obtained in exchange for operating lease obligation	26,976	46,239